UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2024

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	811-22684	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Meco Lane, Oak Ridge, TN	37830
(Address of principal executive offices)	(Zip Code)

212-330-8500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DXR	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 – Other Events

On March 25, 2024 Daxor Corporation announced it has entered into a definitive agreement to acquire exclusive and worldwide rights and intellectual property to manufacture from its existing supplier for Volumex and Megatope from privately-held Iso-Tex Diagnostics, Inc. Daxor has also acquired the exclusive rights to Glofil, a drug that measures glomerular filtration rate (GFR), which Iso-Tex has been selling directly to its customer base.

The press release issued is attached to this filing as Exhibit 99.1

Item 9.01 Exhibits

(d)	Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

No.	Description
99.1	Press release dated March 25, 2024 – Daxor Corporation Acquires Volumex® and Megatope® From Its Existing Supplier Along With Glofil® to Enhance Existing Suite of Diagnostics
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: March 25, 2024	By:	/s/ Robert J. Michel
	Name:	Robert J. Michel
	Title:	Chief Financial Officer